POWER OF ATTORNEY

      Known by all these present, that the undersigned hereby constitutes and appoints each of Andrew Herning, Kathleen McCarthy, James Brennan and Martin
Montoya as the undersigned's true and lawful attorneys-in-fact to:

(1)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of UniTek Global Services, Inc. (the
"Company"), Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules thereunder;

(2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form
3, 4, or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority;

(3)   secure EDGAR filing codes, including CIK and CCC codes ("Codes") from the
SEC, if necessary for use in making filings on the undersigned's behalf; and

(4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities  to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked in writing.

       IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.

        /s/Dan Yannantuono                                           9/17/13
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        Signature                                                    Date

        Dan Yannantuono
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